Registration No.______________


  As filed with the Securities and Exchange Commission on March 8, 2004
  ---------------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                           ----------

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933
                            ---------

                 UniPro Financial Services, Inc.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)

       Florida           SEC File #000-50491            65-1193022
------------------------------------------------------------------------------
(State of incorporation)                     (IRS Employer Identification No.)

                  1450 So. Dixie Highway, Suite 200
           Boca Raton,           Florida            33432
        -----------------------------------------------------
        (Address of principal executive offices)   (Zip Code)

                   2003 Equity Incentive Plan
                   --------------------------
                    (Full title of the plan)

                      Harvey Judkowitz, CEO
                 UniPro Financial Services, Inc.
                1450 So. Dixie Highway, Suite 200
                   Boca Raton, Florida  33432
             ---------------------------------------
             (Name and address of agent for service)

              (561) 289-5175 * fax: (561) 416-1857
  -------------------------------------------------------------
  (Telephone number, including area code, of agent for service)

                Copies of all communications to:
                        Stewart A. Merkin
              Law Office of Stewart A. Merkin, P.A.
                 444 Brickell Avenue, Suite 300
                      Miami, Florida 33131
               (305 )357-5556 * Fax (305)358-2490

                            CALCULATION OF REGISTRATION FEE
=================================================================================================

                                                  Proposed           Proposed
        Title of                                   maximum           maximum         Amount of
       securities                Amount to be   offering price      aggregate       registration
    to be registered             registered      per share(1)     offering price        fee
=================================================================================================
      Common Stock               1,000,000        $1.00 (1)         $1,000,000        $126.70
par value $0.001 per share
=================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), (i) the fee is calculated on the basis of the exercise price at which options granted on February 20, 2004, may be converted, i.e., $1.00 per share. Effective on the filing of this Form S-8 Registration Statement the board of directors has granted 40,000 Shares of Common Stock and 60,000 Options pursuant to the 2003 Equity Incentive Plan; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price is therefore unknown, the fee is calculated on the basis of a maximum exercise price of $1.00 per share. Also registered hereby are such additional and indeterminable number of shares of Common Stock as may become issuable due to adjustments for changes resulting from stock dividends, stock splits and similar share recapitalizations. On the date hereof there is no public trading market for the Issuer's shares.

PART II  - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
-------------------------------------------------

The following documents filed by the Registrant with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended ("Securities Act") are incorporated by reference into this Registration Statement:

      (a) The Registrant's Form 10SB12G filed on December 4, 2003 and amendments thereto;

       (b) All other reports filed by the Registrant pursuant  to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") in which the description of our common stock is contained in a registration statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the 2003 Equity Incentive Plan or the prospectus relating to the 2003 Equity Incentive Plan, each meeting the requirements of
Section 10(a) of the Securities Act.


ITEM 4.  DESCRIPTION OF SECURITIES.
----------------------------------

The  class  of  securities to be offered under this  Registration
Statement  has been registered under Section 12 of  the  Exchange
Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
-----------------------------------------------

   None.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
--------------------------------------------------

The Registrant's By-Laws authorizes the Company to indemnify its officers and directors to the fullest extent allowed under the provisions of the State of Florida Corporation Laws for claims brought against such persons in their capacity as officers and or directors.

Florida Statutes Section 607.0850(1) generally provides that a corporation has the power to indemnify a current or former officer or director, employee or agent of the corporation against expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

The Registrant's By-Law provision regarding indemnification rights is not deemed to be exclusive of any other rights to which the Registrant's directors and officers may be entitled under the Registrant's Articles of Incorporation, an agreement, shareholder authorization, or otherwise. The Registrant does not maintain directors' and officers' liability insurance policy as of the date hereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors under any of the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
--------------------------------------------

   None.

ITEM 8.  EXHIBITS.
------------------

A list of exhibits in this Registration Statement is set forth in the Exhibit Index appearing elsewhere in this Registration
Statement and is incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.
---------------------
    (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the
Exchange   Act  that  are  incorporated  by  reference   in   the
registration statement.

(2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                           SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 4th day of March, 2004.

                         UniPro Financial Services, Inc.


                         By: /s/ Harvey Judkowitz
                            -------------------------------------
                            Harvey Judkowitz
                            Chairman and Chief Executive Officer

We, the undersigned directors and officers of UniPro Financial Services, Inc., do hereby constitute and appoint, Harvey Judkowitz, our true and lawful attorney and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant  to  the  requirements  of  the  Securities  Act,   this
Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

        Signature                Capacity              Date
        ---------                --------              ----

/s/ Harvey Judkowitz           Chairman, CEO,       March 5, 2004
    ------------------------   CFO/President
    Harvey Judkowitz


/s/ Paul M. Galant             Secretary/Treasurer  March 5, 2004
    ------------------------
    Paul M. Galant




EXHIBIT INDEX
-------------

Exhibit No.                Description
---------------            -----------------

    4.1 2003 Equity Incentive Plan (Incorporated by reference to the Company's Registration Statement on Form 10 filed with the Commission on December 4, 2003, file No. 000-50491).

    4.2           *2003 Equity Incentive Plan - Form of Stock Option
                  Agreement.
    4.3 *2003 Equity Incentive Plan - Form of Exercise of Options To Purchase Shares.

    5.1 *Opinion of Stewart A. Merkin, Esq. - Law Office of Stewart A. Merkin, P.A..

   23.1 *Consent of Berkovits, Lago and Company, LLC, independent certified public accountants.

   23.2 *Consent of Stewart A. Merkin, Esq. - Law Office of Stewart A. Merkin, P.A. (included in the Opinion filed as Exhibit 5.1).

   24.1 *Power of Attorney (set forth on the signature page of this Registration Statement).

-------------------

* Filed Herewith




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